EXHIBIT 10.3

THE INVESTORS

and

UNITY ONE CAPITAL INC.

and

THE DIRECTORS

and

CANADIAN LEARNING SYSTEMS CORPORATION

***********************************************

D E E D

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Li, Wong, Lam & W. I. Cheung,
Suite 908, 9th Floor,
One Pacific Place,
88 Queensway
Hong Kong.
Tel: 3181 6600
Fax: 3181 7505
Ref: 100/61691/08/COMM/J/100/100

THIS DEED is made                     day of                                              2008.

BETWEEN

(1)	The persons named in Schedule 1 Part 1 (“Investors”);

(2)	Unity One Capital Inc., further particulars of which are set out in Schedule 1 Part 2 (“Unity One”);

(3)	The persons named in Schedule 1 Part 3 (“Directors”); and

(4)
Canadian Learning Systems Corporation, a private company incorporated in the British Virgin Islands (Company Number: 567633) and having its office at Room 2101, Silver Tower, No.933, West Zhongshan Road, Shanghai, 200051, People’s Republic of China (“CLSC”).

WHEREAS:-

(A)	Unity One is a private company limited by shares incorporated in the State of Nevada, U.S.A. The Directors are the existing directors of Unity One.

(B)
CLSC is the sponsor of Sino-Canada High School (“SCHS”) and provides education management services to SCHS, by which CLSC will charge SCHS management fee which ties to its number of students on campus;

(C)
SCHS is a fully certified Canadian Offshore High School in China.  It provides dual diploma and dual curriculums of Canada and Chinese high school education services to both Chinese and international students in China;

(D)
Ross Zong Yuan (“RY”) and Jiang Shaoyi (“JSY”) of the Investors are the shareholders of all issued shares of CLSC (“CLSC Shares”).  On September 1, 2008, RY and JSY entered into an agreement between themselves for the sale and purchase of the issued shares of CLSC, further particulars of which are set out in Schedule 3;

(E)	The Investors are desirous of acquiring a listing status for CLSC at the OTCBB through Unity One;

(F)
To this end, the Investors have agreed to subscribe for the Subscription Shares (as defined below) at price as stipulated in Clause 2 and, Unity One has agreed to issue and allot these to them on the terms of this Deed.

NOW THIS DEED WITNESSTH AS FOLLOWS:-

1.	Definitions and Interpretation

1.1	In this Deed and the Schedules to it the following words and expressions have the following meanings:-

1.1.1	“Articles” means the articles of association or bylaws in force at the date of this Deed.

1.1.2	“Completion” refers to completion of the subscription of shares under this Deed.

1.1.3	“Subscription Shares” means the 196,785,071 common shares of US$0.0001 each in the capital of Unity One to be issued to the Investors on Completion.

1.1.4
“SCHS Business” means all the operations of the business under the name of SCHS including, if any, all premises, goodwill, intellectual property, stock, vehicles, machinery, plant and other equipment, tuition and other fees paid by students, all book debts money standing to the credit of the SCHS at any bank and the benefit of all contracts as shown in the management account of SCHS dated September 30, 2008.  In the event that SCHS shall at any time, in order to facilitate the acquisition of SCHS business as set out in Clause 8.1, be held by a holding company, SCHS Business shall include all the shares of that holding company.

1.1.5	“Warranties” means the warranties representations and undertakings given by Unity One and contained in Schedule 2.

1.1.6	“in writing” includes any communication made by letter, telex, facsimile transmission or electronic mail.

1.2	In this Deed references to statutes include any modification, re-enactment or extension of them.

1.3	References in this Deed to clauses, paragraphs and Schedules are references to those contained in this Deed.

1.4	The Schedules to this Deed are an integral part of this Deed and references to this Deed include references to the Schedules.

1.5	Headings are for ease of reference only and are not to be taken into account in construing this Deed.

2.	Subscription

Each of the Investors in reliance upon the representations, warranties undertakings, agreements and covenants referred to in this Deed subscribes for certain Subscription Shares, with percentage of shares to be acquired in Unity One, shown against his name for a subscription price shown, subject to the Articles and the terms and conditions contained in this Deed:

Investor	Number of Shares To Be Acquired	Percentage of Shares To Be Acquired	Total Subscription Price
Ross Zong Yuan	22,812,151	8.93%	US$ 2,281.22
Jiang Shaoyi	119,054,968	46.61%	US$ 11,905.50
United Hemisphere Limited	54,917,952	21.5%	US$ 5,491.80
Total:	196,785,071	77.04%	US$ 19,678.52

3.	Completion arrangements

3.1	Completion shall take place on November 25, 2008 at the offices of CLSC or at such other time and place as may be agreed between the parties to this Deed. At Completion the Directors must ensure that:

3.1.1
a meeting of the board of directors of Unity One is convened and duly held at which valid resolutions are passed to authorize the issue and allotment of the Subscription Shares to the Investors and the entering into and completing of this Deed by Unity One;

3.1.2	a certified copy of the minutes of the meeting referred to above is delivered to the Investors;

3.1.3	each of the Investors delivers to Unity One a cheque in favour of Unity One in payment of the total price in respect of its Subscription Shares as set out in clause 2; and

3.1.4
Unity One allots and issues the Subscription Shares fully paid to the Investors, enters the name of the Investors in the register of members of Unity One as registered holders, and issues and delivers to the Investors appropriate Share Certificates duly executed by Unity One, or if appropriate, provide copy of instruction for Signature Transfer as evidence of the same is being processed.

4.	Purchase of CLSC Shares

4.1	Upon Completion:-

4.1.1
Unity One shall simultaneously purchase the CLSC Shares from RY & JSY at the price of US$40,029.22 and US$61,310.58 respectively. The total purchase price shall be paid by Unity One by two instalments, US$19,678.52 to be paid upon Completion and the remaining of US$81,661.28 to be paid when the acquisition of SCHS as set out in clause 8.1(b) is completed.

4.1.2	RY and JSY shall ensure that:-

(a)	a meeting of the board of directors of CLSC is convened and duly held at which valid resolutions are passed to authorize the sale of the CLSC Shares to Unity One;

(b)	a certified copy of the minutes of the meetings referred to above is delivered to Unity One;

(c)	Unity One delivers cheques in favour of RY and JSY respectively in payment of the first instalment of purchase price of the CLSC Shares as set out in clause 4.1.1; and

(d)
RY and JSY enter the name of Unity One in the register of members of CLSC as registered holder of the CLSC Shares, and issue and deliver to Unity One appropriate Share Certificates duly executed by RY and JSY.

4.2           After Completion:-

4.2.1
The Directors of Unity One shall be replaced by appointing 3 directors nominated by Ross Yuan to the Board of Unity One.  For the avoidance of doubt, one of the directors so appointed shall be Mr. Stephen Tang whose appointment shall not be terminated before the end of second year after Unity One’s shares are listed on OTCBB. Mr. Stephen Tang shall be entitled to a monthly director’s fee of not less than US$1,500 to be paid in shares of Unity One. During his term as director of Unity One, Mr. Stephen Tang shall be one of the two joint authorized signatories for any instructions to be given to Signature Transfer or other share transfer agent to be appointed by Unity One from time to time.

4.2.2	Unity One, being the owners of all shares of CLSC, shall pass all necessary resolutions to appoint 3 additional directors to be nominated by Ross Yuan to the Board of CLSC.

4.2.3
A proper meeting of Unity One shall be convened and duly held either by AGM or otherwise at which valid resolutions are to be passed to increase the authorised share capital of Unity One from 750,000,000 to 1,300,000,000 by the creation of a further 550,000,000 Common Shares and to authorize the directors to allot shares pursuant to this Deed and the proper governing law.

5.	Representations and Warranties By Unity One and the Investors

(a)           Representations and Warranties by Unity One:
In consideration of the Investors agreeing to enter into this Deed, Unity One warrants and represents to the Investors, on behalf of itself, the terms of the Warranties set forth as Schedule 2 hereto, provided always that the Investors will in no circumstances be entitled to any benefit or profit derived from the sale or realization of assets before the date of Completion or announced before the date of Completion;

(b)           Representations and Warranties by the Investors:

Each Investor hereby represents and warrants to the Company as follows:-

(i)
Authorization.  This Deed constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  Each Investor represents that such Investor has full power and authority to enter into this Deed.

(ii)           Purchase for Own Account.  The Subscription Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the United States Securities Act of 1933, as amended (the “1933 Act”), and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Subscription Shares.

(iii)           Disclosure of Information.  At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Subscription Shares.  Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Subscription Shares to be purchased by such Investor under this Deed.  Such Investor further has had an opportunity to ask questions and receive answers from Unity One regarding the terms and conditions of the offering of the Subscription Shares and to obtain additional information (to the extent the Unity One possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access.  The foregoing, however, does not in any way limit or modify the representations and warranties made by the Unity One in Section 5(a).

(iv)           Investment Experience.  Such Investor understands that the purchase of the Subscription Shares involves substantial risk.  Such Investor has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Subscription Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Subscription Shares and protecting its own interests in connection with this investment.  The Investor represents that (i) if the investor is an individual, he or she resides in the state or province identified in the address on Schedule 1 hereto, and (ii) if the Investor is an entity, then the office in which its investment decision was made is located at the address on Schedule 1 hereto.

(v)           Accredited Investor Status.  Each Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act.

(vi)           Restricted Securities.  Such Investor understands that the Subscription Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from Unity One in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, such Investor represents that such Investor is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.  Such Investor understands that Unity One is under no obligation to register any of the Subscription Shares sold hereunder.  Such Investor understands that no public market now exists for any of the Subscription Shares and that it is uncertain whether a public market will ever exist for the Subscription Shares.

(vii)           Compliance with Laws.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Subscription Shares except in compliance with applicable securities laws.

(viii)                      Foreign Investors.  If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code, as amended (the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Subscription Shares or any use of this Deed, including (i) the legal requirements within its jurisdiction for the purchase of the Subscription Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Subscription Shares.  The Investor’s subscription and payment for and continued beneficial ownership of the Subscription Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

(ix)           Regulation S Representations.  As applicable to an Investor that is not a U.S. Person as defined in Rule 902(k) of the 1933 Act, such non-U.S. Investor hereby represents that it is not acquiring the securities for the account or benefit of any U.S. person.  The Investor agrees to resell the securities only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act. Each Investor acknowledges that Unity One will refuse to register any transfer of any of the Subscription Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an effective registration statement or an available exemption from registration.

(x)	Legends.

(a)	It is understood that the certificates evidencing the Subscription Shares will bear the legends set forth below.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(b)	Any legend required by the laws of the State of Nevada.

(c)
If the securities sold pursuant to this Agreement are issued under Regulation S of the 1993 Act, it is understood that the certificates evidencing the Subscription Shares will bear the legends set forth below.

THESE SECURITIES HAVE BEEN ISSUED UNDER REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AS SECURITIES ISSUED OUTSIDE THE UNITED STATES.  TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The first legend set forth in this Section 5(b)(x) above shall be removed by Unity One from any certificate evidencing Subscription Shares upon delivery to Unity One of an opinion by counsel, reasonably satisfactory to Unity One, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Unity One issued the Subscription Shares.

6.	Due Diligence

Notwithstanding the warranties provided by Unity One in this Deed, the Investors confirm that they have conducted all diligent investigation on Unity One before Completion.

Unity One confirms that there has been and will have no substantial change of circumstances that will materially affect the purpose of entering into this Deed before Completion.

7.	Pre-emption Right

Unity One confirms that upon Completion, the issue of pre-emption right (if any at all), of the existing shareholders of Unity One will be properly resolved either by the operation of law or by amendment to the Articles if necessary.

8.	Post-completion

8.1	After Completion, the Investors, being the majority of Unity One, shall pass all necessary resolutions to:-

(a)	after acquisition of all the issued shares of CLSC, do all necessary acts or things to facilitate listing at the OTCBB.

(b)	acquire SCHS Business in consideration of allotting further shares of Unity One to the Investors at par, with the ultimate shareholdings of the Investors in Unity One as shown below:-

Investor	Number of Shares To Be Acquired	Percentage of Shares To Be Acquired	Total Subscription Price
Ross Zong Yuan	839,424,961	78.3%	US$ 83,942.50
Jiang Shaoyi	119,054,968	11.11%	US$ 11,905.50
United Hemisphere Limited	54,917,952	5.12%	US$ 5,491.80
Total:	1,013,397,881	94.53%	US$ 101,339.80

provided always that the acquisition of SCHS Business shall be completed within 6 months from Completion unless extended by mutual consent of the Directors and the Investors.

8.2	The Directors shall in the course of acquiring a listing status at the OTCBB by Unity One, provide the following services to Unity One:-

(a)           advisory service on the overall planning and strategy;

(b)           assistance to Unity One in the auditing process;

(c)	recommendation to Unity One and coordination with legal, accounting, secretarial and other professional firms; and

(d)	other supportive services to facilitate the acquiring listing status at the OTCBB by Unity One.

8.3           The services to be provided by the Directors will not include:-

(a)	collection of information for the preparation of the registration statement, for the purpose of registering the shares of Unity One with the Securities and Exchange Commission (“SEC”);

(b)	assistance to CLSC in the auditing process; and

(c)	preparation of notices and announcement to be filed with the SEC.

8.4
Each of the Investors, so far as he is able and subject to Clause 8.1 above, covenants with Unity One and the Directors that after Completion but before acquiring a listing status at OTCBB, no one will without the prior written consent of the Directors:-

(a)
increase or reduce Unity One’s authorised or issued share capital, consolidate, subdivide, purchase, redeem or cancel any of such share capital, or alter any right pertaining to any share or class of shares in such capital; and

(b)
do such things as may water down the shareholdings of the existing shareholders of Unity One or do such things that may cause loss and damage or adversely affect the right of the existing shareholders after Unity One is listed.

9.	Directors’ Discretion and Directors’ Act

9.1
Notwithstanding anything stated hereinbefore and for the avoidance of any doubt, the Directors shall be entitled to issue and transfer no more than 25,000,000 shares of and in Unity One to clear up the debts of Unity One in such manner and to such person(s) as the Directors shall in their absolute discretion think fit and without being liable to the Investors provided always that if additional shares are being issued, the percentage of the shares of and in Unity One to be acquired by the Investors under this Deed shall be unchanged, but the number of shares acquired by the Investors as set out in Clause 2 and 8.1 (b) shall be changed accordingly to reflect such additional shares of Unity One being issued.  Save and except the above, the Directors shall have no other discretion and rights to issue additional shares in Unity One unless with the consent of the Investors.

9.2
Notwithstanding anything stated in this Deed, if any of the Directors shall resign from the Board of Unity One after execution of this Deed, the acts required to be performed by the Directors under this Deed shall need to be performed only by the remaining one of the Directors, and the outgoing one shall not be liable for the action or inaction of the remaining one once he has left the Board except for any antecedent breach by him.

10.	Termination

This Deed may be terminated at any time if it is mutually agreed by RY and JSY of the Investors and, the Directors.

In the event of any termination of this Deed, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other parties.

In the event that Unity One shall fail to acquire a listing status at the OTCBB within a reasonable time, this Deed shall be terminated and the Investors shall at their own costs:-

(a)
transfer the Subscription Shares back to the existing shareholders of Unity One of their nominee(s) upon such directions given by the Directors, or to deal with the Subscription Shares as the Directors shall direct;

(b)	procure that the directors of Unity One (who are installed to the Board by the Investors) shall resign from the Board;

(c)	transfer or procure to transfer all issued shares of and in CLSC back to the original shareholders of CLSC or their nominee(s) at nominal price; and

(d)	do such things and sign such documents as to reinstate the parties to the position before execution of this Deed.

11.	Governing Law

This Deed and, unless expressly provided therein, shall be governed by and construed and interpreted in accordance with the laws of the Hong Kong Special Administrative Region.

12.	Severability

If any provision of this Deed is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

13.	Fees and Expenses

The legal fees and the expenses relating to the preparation of this Deed and, the costs in the acquisition of shares and in the listing process under this Deed, including but not limited to accounting, legal, registration, printing and mailing fees, etc. (“the Costs”) shall be paid by the Investors.

14.	Prior Negotiation

If the terms and conditions of this Deed conflict with any terms and conditions of previous agreements entered among the parties, this Deed shall apply.

SCHEDULE 1

Part 1

The Investors

(1)	Ross Zong Yuan, (Holder of Canada Passport Number JX036804) of Room 2101, Silver Tower, No. 933, West Zhongshan Road, Shanghai, 200051, People’s Republic of China (“RY”);

(2)	Jiang Shaoyi, (Holder of PRC ID Number: 330302195503124418) of No. 17, Lane 42, Ge Ai Road, Shuixing Jiedao, Lucheng District, Wenzhou, Zhejiang (“JSY”);

(3)	United Hemisphere Limited a private company incorporated in Hong Kong and having its office at Room 813, 8/F Hollywood Plaza, 610 Nathan Road, Hong Kong.

Part 2
Particulars of Unity One

(a)	Name of Corporation:	Unity One Capital Inc.
(b)	Address of Resident Agent:	4547 Powell Point Way, North Las Vegas, Nevada, 88031, U.S.A.
(c)	No. of Authorized shares:	750,000,000
(d)	Directors:	Mr. Stephen Tang and Mr. Wai Kong Li both of 602, Nan Fung Tower, 173 Des Voeux Road Central, Central, Hong Kong.

Part 3
Directors

(1)	Mr. Stephen Tang of 602, Nan Fung Tower, 173 Des Voeux Road Central, Central, Hong Kong.
(2)	Mr. Wai Kong Li of 602, Nan Fung Tower, 173 Des Voeux Road Central, Central, Hong Kong.

SCHEDULE 2

The Warranties

(a)	Unity One has the existing investment and is holding shares in various companies as particularized below (“the Business”):-

(i)	10,000,000 shares in Domain Extremes Inc.
(ii)	6,410,384 shares in Enova Holdings, Inc.
(iii)	35,657,170 shares in Mega Pacific Capital Inc.
(iv)	5,294,118 shares in Microfinanz Asia Inc.

(b)	Unity One will dispose of the Business within 4 months after Completion.

(c)
Apart from the Business and the Warrant to Purchase Common Shares agreement between Unity One Capital Inc. and Unimax Telecom Limited dated [                        ] (copy attached herewith as Annexure 1), no contract, transaction, commitment, liability or obligation of whatever nature has been entered into or incurred by Unity One at any time since its incorporation.

(d)	Apart from the Business, Unity One has no assets.

(e)	No share or loan capital of Unity One is under option or agreed to be put under option.

(f)
All returns, particulars, resolutions and other documents required to be filed with the registrar of companies by Unity One have been duly filed and Unity One has complied with all legal requirements in connection with its formation and with all issues of shares.

(g)
Following the implementation of clause 2 of this Deed the Investors will be the beneficial owners of 77.04% of the equity share capital of Unity One and entitled to exercise 77.04% of the votes capable of being exercised at general meetings of Unity One.

(h)
Following the implementation of clause 8.1(b) of this Deed and provided that the matters referred to in clause 4.2.3 of this Deed are properly done, the Investors will be the beneficial owners of 94.53% of the equity share capital of Unity One and entitled to exercise 94.53% of the votes capable of being exercised at general meetings of Unity One.

SCHEDULE 3

Shareholdings in CLSC

Name	Shareholding
Ross Zong Yuan	39.5%
Jiang Shaoyi	60.5% _____________________
Total: 100%

IN WITNESS whereof the parties hereto have hereunto executed this Deed the day and year first above written.

SIGNED SEALED AND DELIVERED by the ) Investor Ross Zong Yuan (Holder of Canada ) Passport Number JX036804) in the presence of:	) ) )

SIGNED SEALED AND DELIVERED by the Investor Jiang Shaoyi (Holder of PRC ID Number: 330302195503124418) in the presence of:	) ) ) )

SEALED WITH THE COMMON SEAL of the United Hemisphere Limited and signed by in the presence of:	) ) )

SEALED WITH THE COMMON SEAL of the Unity One Capital Inc. and signed by in the presence of:	) ) )

SIGNED SEALED AND DELIVERED by the Director Mr. Stephen Tang (Holder of HKID No. A998274(7)) in the presence of:	) ) )

SIGNED SEALED AND DELIVERED by the Director Mr. Wai Kong Li (Holder of HKID No. D398499(1)) in the presence of:	) ) )

SEALED WITH THE COMMON SEAL of the Canadian Learning Systems Corporation and signed by in the presence of:	) ) ) )